UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2009

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2009, the Compensation Committee (“Committee”) of the Board of Trustees of Federal Realty Investment Trust (“Trust”) approved the following compensation arrangements for the Trust’s named executive officers: (a) holding the base salaries for each of Mr. Donald C. Wood, the Trust’s President and Chief Executive Officer, Ms. Dawn M. Becker, the Trust’s Executive Vice President-General Counsel and Secretary and Mr. Jeffrey S. Berkes, the Trust’s Executive Vice President-Chief Investment Officer unchanged from their respective 2008 base salaries; (b) a bonus payment to each of Mr. Wood, Ms. Becker, Mr. Berkes and Mr. Andrew P. Blocher, the Trust’s Senior Vice President-Chief Financial Officer and Treasurer, pursuant to the Trust’s annual incentive bonus plan applicable to all corporate employees; and (c) an equity award of $2,250,000 to Mr. Wood pursuant to the Trust’s long-term incentive award program (“LTIAP”) applicable to all of the Trust’s officers and participants in its internal leadership and development program. The amount of the award to Mr. Wood under the LTIAP was determined on the basis of the Trust’s relative total return to shareholders, absolute total return to shareholders and return on invested capital during the period from January 2006 through December 2008.

Also on February 17, 2009, in recognition of Mr. Blocher’s promotion to Chief Financial Officer in September 2008, the Committee adopted the following compensation and other arrangements for Mr. Blocher: (1) an increase in base salary for 2009 to $260,000; (2) a one-time equity award of $1,000,000, which was made on the same terms and conditions as awards made under the LTIAP and which will vest equally in each of 2012, 2013 and 2014 and will vest in full if Mr. Blocher is terminated without cause by a chief executive officer other than Mr. Wood; (3) entered into an agreement amending Mr. Blocher’s existing option agreements, which increased the period of time during which Mr. Blocher may exercise vested options to one year following a voluntary resignation, termination without cause or change of control and is consistent with the terms of option agreements for the Trust’s other named executive officers; and (4) approved terms of a Severance Agreement with Mr. Blocher which provides for the following payments and benefits consistent with the agreements currently in place with Ms. Becker and Mr. Berkes: (i) a lump sum cash payment equal to the highest base salary and the highest annual cash bonus earned in the prior three year period; (ii) continuation of health, welfare and other benefits such as administrative assistance for a period of 9 months; and (iii) outplacement assistance for a period of 9 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: February 20, 2009	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary